UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2022

Cushman & Wakefield plc

(Exact name of registrant specified in its charter)

England and Wales	001-38611	98-1193584
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Old Broad Street

London, United Kingdom EC2N 1AR

(Address of principal executive offices, including zip code)

+44 20 3296 3000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.10 nominal value	CWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 28, 2022, certain of Cushman & Wakefield plc’s (the “Company”) subsidiaries, including Cushman & Wakefield U.S. Borrower, LLC (f/k/a DTZ U.S. Borrower, LLC) (the “Borrower”) and DTZ UK Guarantor Limited (“U.K. Guarantor”), entered into Amendment No. 3 (“Amendment No. 3”) to the Credit Agreement between the Borrower, U.K. Guarantor, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and each other party thereto, as amended by Amendment No. 1, dated as of December 20, 2019, and Amendment No. 2, dated as of January 30, 2020 (collectively, the “Credit Agreement”).

Amendment No. 3 to the Credit Agreement, among other things, (i) increases the revolving commitments under the Credit Agreement to $1,100 million, (ii) extends the maturity date for the revolving credit facility from August 21, 2023 to April 28, 2027 (subject to a springing maturity date in the event that certain conditions occur), (iii) updates certain currency reference rates for revolving borrowings, including replacing the LIBOR rate with Term SOFR plus an applicable spread adjustment and (iv) modifies the financial covenant from a maximum First Lien Net Leverage Ratio (as defined in the Credit Agreement) of 5.80 to 1.00 to 5.00 to 1.00.

In addition, the Credit Amendment implements a sustainability pricing adjustment to the applicable rate and commitment fee for the revolving facility payable by the Borrower that may result in a positive or negative adjustment of up to (i) 2.5 basis points for the applicable rate and (ii) 0.5 basis points for the commitment fee, in each case, based on targeted greenhouse gas emissions reductions. The other material terms of the Credit Agreement remain substantially unchanged.

The foregoing description of Amendment No. 3 to the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 3, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference to this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On April 29, 2022, the Company issued a press release describing Amendment No. 3 to the Credit Agreement. The press release is furnished hereto as Exhibit 99.1.

The information contained in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit#	Description

10.1*	Amendment No. 3 to the Credit Agreement, dated as of April 28, 2022, among Cushman & Wakefiled U.S. Borrower, LLC (f/k/a DTZ U.S. Borrower, LLC), DTZ UK Guarantor Limited, JPMorgan Chase Bank, N.A. as Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender, and the other Lenders and Subsidiary Guarantors party thereto.

99.1	Press Release dated April 29, 2022.

104	Cover Page Interactive Data file (formatted as Inline XBRL)

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2022	CUSHMAN & WAKEFIELD PLC

	By:	/s/ Brett Soloway
	Name:	Brett Soloway
	Title:	Executive Vice President, General Counsel and Corporate Secretary